UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2007

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers; Compensatory
Arrangements of Certain Officers.

On July 16, 2007, Ronald B. Hutchison resigned as Executive Vice President and Chief Financial Officer of Interstate Bakeries Corporation (the “Company”). Mr. Hutchison will remain with the Company through July 31, 2007 to help ensure an orderly transition.

J. Randall Vance, the Company’s Senior Vice President – Finance and Treasurer, will serve as interim Chief Financial Officer beginning August 1, 2007.

Mr. Vance, age 46, has served as Senior Vice President – Finance and Treasurer of the Company since September 2004. He previously served as Vice President and Treasurer of Farmland Industries, Inc. (“Farmland”), a diversified agribusiness cooperative, from July 2002 to January 2004 and as Assistant Treasurer of Farmland from 2000 to July 2002.

A copy of the press release announcing Mr. Hutchison’s resignation and Mr. Vance’s role as interim Chief Financial Officer is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Interstate Bakeries Corporation press release dated July 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2007	INTERSTATE BAKERIES
CORPORATION

	By:	/s/ Ronald B. Hutchison
Ronald B. Hutchison
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Interstate Bakeries Corporation press release dated July 16, 2007